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                                                                    EXHIBIT 4.1


                           GLOBAL ASSET HOLDINGS, INC.

                             2001 Stock Option Plan


         1. Purpose of the Plan. The Global Asset Holdings, Inc. 2001 Stock Option Plan (the "Plan") is intended to advance the interests of Global Asset Holdings, Inc., a Florida corporation (the "Company") and its related entity by inducing persons of ability and potential to join and remain with the Company and its related entities by encouraging and enabling employees and other key persons and other to acquire proprietary interests in the Company, and by providing the participating persons with an additional incentive to promote the success of the Company. This is accomplished by providing for the granting of "Options" to Eligible Persons as hereinafter defined. Such options may either be
(i) options intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code") ("Incentive Stock Options") and (ii) "Non-statutory Stock Options" or Non-Qualified Option, which are options which do not meet the requirements of Section 422.

         2. Administration. The Plan shall be administered by the Board of Directors of the Company or, to the extent provided herein by the board of directors, by a committee consisting of at least two persons chosen by the Board of Directors. Unless otherwise indicated by the context, the term "Committee" shall refer to the board of directors or such committee, or both to the extent certain powers are retained by the board of directors herewith in connection with the appointment of such Committee. Except as herein specifically provided, the interpretation and construction by the Committee of any provision of the Plan or of any Option granted under it shall be final and conclusive. The receipt of Options by Directors, or any members of the Committee, shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan, except as otherwise provided by law.

         3. Shares Subject to the Plan. The capital stock subject to grant under the Plan shall be shares of the Company's common stock, $.001 par value (the "Common Stock"), whether authorized but unissued or held in the Company's treasury or shares purchased from stockholders expressly for use under the Plan. The maximum number of shares of Common Stock, which may be issued pursuant to Options granted under the Plan, shall not exceed 4,000,000 shares, subject to adjustment in accordance with the provisions of Section 12 hereof. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of all outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for Options under the Plan.

         4. Certain Definitions. As used herein the following terms shall have the definitions set forth below:

                  (a) "Board" shall mean the Board of Directors of the Company.


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                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "Company" shall mean Global Asset Holdings, Inc., a Florida corporation. In addition, "Company" shall mean any corporation assuming, or issuing new stock options in substitution for, Options outstanding under this Plan.

                  (d) "Director" shall mean a member of the Board.

                  (e) "Eligible Participant" shall mean any person providing service to or on behalf of the Company including employees, directors, consultants or independent contractors of the (i) Company (ii) any subsidiary or subsidiaries of the Company, or (iii) any entity which the Company in the opinion of the Committee has a substantial interest or benefit or to which services are provided at the request of the Company ("Related Entity").

                  (f) "Eligible Services" shall mean any services by an Eligible Participant as an employee, director, consultant or independent contractor of or for (i) the Company (ii) any subsidiary of the Company or (iii) any Related Entity.

                  (g) "Option" shall mean an option to purchase shares of Common Stock, granted under this Plan. "Options" shall include both Incentive Stock Options and Non-Qualified Options.

                  (h) "Optionee" shall mean an Eligible Person to whom an Option is granted under this Plan.

                  (i) "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (j) "Plan" shall mean this Plan of the Company.

                  (k) "Secretary" shall mean the Secretary of the Company.

                  (l) "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (m) "Subsidiary" shall mean any corporation or other entity in an unbroken chain of corporations beginning with the Company if each of the entities other than the last entities in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of security in one of the other entities in such chain.

                  (n) "Termination of Services" shall mean the time when an Optionee ceases to provide Eligible Services for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding any termination where there is a resumption of any Eligible Services.



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         5. Grant of Options

                  (a) Subject to the provisions hereof, the Committee shall from time to time, in its sole and absolute discretion determine consistent with the
Plan:

                           (i)      who is an Eligible Person;

                           (ii) which Eligible Person is to b (ii) awarded an option and the number of shares to be subject to such Options, and whether such Options are to be Incentive Stock Options or Non-Qualified Options; and

                           (iii) all the terms and conditions of such Options, consistent with this Plan.

                  (b) Making such determination pursuant to paragraph 3(a), the Committee shall have sole and absolute discretion and shall be free to make non-uniform and selective determination based upon such factors as it deems relevant in its sole discretion.

         6. Terms of Options

                  (a) Unless otherwise determined by the Committee with respect to Non- Qualified Options, the price of the shares subject to each Option shall be not less than 100% of the Fair Market Value of such shares on the date such Option is granted; provided, however, that, in the case of an Incentive Stock Option, the price per share shall not be less than 110% of the Fair Market Value of such shares on the date such Option is granted if such Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

                  (b) Each Option granted hereunder may be subject to such vesting schedule (which may be cumulative or non-cumulative), conditions, restrictions and other provisions as the Committee shall, in its sole and absolute discretion, deem necessary or appropriate, which determinations may be non-uniform and selective and based upon such factors as it deems relevant in its sole and absolute discretion. The Committee shall have the right to accelerate the vesting of any outstanding Incentive Stock Option, or any portion thereof, at any time and from time to time, and upon such terms and conditions, as it shall determine in its sole and absolute discretion.

                  (c) Notwithstanding any other provision of this Plan, with respect to an Incentive Stock Option to the extent that the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the shares of the Company's stock are exercisable by any Optionee for the first time by such Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, any Subsidiary and any Parent Corporation) exceeds $100,000, such Options shall be treated as Non-Qualified Options. For purposes of this Section, Options shall be taken into account in the order in which they were granted.


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                  (d) In consideration of the granting of an Option, the
Committee may require that the Optionee agree to remain in the employ of or otherwise provide services to the Company, a Parent Corporation or a Subsidiary for a period of one or more years after such Option is granted. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ or otherwise as an Eligible Participant of the Company or any Subsidiary or Related Entity or shall interfere with or restrict in any way the rights of the Company or any Subsidiary or Related Entity, all of which rights are hereby expressly reserved, to discharge any Optionee to terminate the services of Option at any time for any reason whatsoever, with or without cause.

                  (e) No Option granted under the Plan shall be exercisable after the expiration of ten (10) years from the date of its grant. However, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a Subsidiary, such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date of its grant. Every Incentive Stock Option granted under the Plan shall be subject to earlier termination as expressly provided in Sections 10 and 15(c) hereof.

                  (f) Notwithstanding any other provisions of this Plan no Incentive Stock Option shall be granted to individuals other than as provided in the Code at the time of grant and the terms thereof shall be consistent with the requirements of the Code.

         7. Stock Option Agreement. Each Option granted under the Plan shall be authorized by the Committee and shall be evidenced by a Stock Option Agreement, which shall be executed by the Company and by the person to whom such Option is granted. The Stock Option Agreement shall specify the number of shares of Common Stock as to which any Option is granted, the period during which the Option is exercisable and the option price per share thereof. Notwithstanding any other provision herein the terms of a Stock Option Agreement intended to be an Incentive Stock Option shall comply in all respects with the Code at the time of grant.

         8. Market Value. For purposes of the Plan fair market value shall be determined by the or the Committee unless another reasonable method for determining fair market value is specified by the Committee, the closing sale price of a share of Common Stock as reported for the trading date next preceding the date in question shall be fair market value.

         9. Rights of Option Holders. The holder of any Option granted under the Plan shall have none of the rights of a stockholder with respect to the shares covered by his Option until such shares shall be issued to him upon the exercise of his Option.

         10. Transferability. Except as otherwise provided by the Board of Directors, no Option granted under the Plan shall be transferable by the individual to whom it was granted otherwise than by will or the laws of descent and distribution, and, during the lifetime of such individual, shall not be exercisable by any other person.

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         11. Termination of Eligible Services or Death.

         (a)      (i)      Except as otherwise provided herein, if an Optionee
                           ceases to provide Eligible Services, any Options hereunder shall terminate forthwith. If an Option terminates because Optionee ceases to provide
                           Eligible Services as a result of the Optionee's involuntary termination other than for cause this Option may nevertheless be exercised at any time within three months after such termination or such longer term as provided by the Committee. For purposes of this Plan, termination as a result of retirement pursuant to a plan adopted by the Company or on the normal retirement date prescribed from time to time by the Company shall be deemed to be an involuntary termination of such individual's Eligible
                           Service. Notwithstanding the foregoing, the Committee may provide for the continued exercise of Non-Qualified Options after termination of Eligible
                           Services for reasons other than cause..

                  (ii) An Option shall not terminate in the event an Optionee ceases to provide Eligible Services to an entity which the Company has an interest as defined herein because the Company ceases to have an interest in such an entity for any reason. In such event, the Option may be exercised by Optionee or Optionee's estate at any time thereafter.

                  (b) If the holder of an Option under the Plan dies (i) while providing Eligible Services, or (ii) within three months after the Optionee ceases to provide Eligible Services as a result of an involuntary termination other than for cause then such Option may, subject to the provisions hereof be exercised by the estate of an Optionee within one year after death unless pursuant to the terms of the Stock Option Agreement reflecting such Options the decreased Optionee could have exercised the Options for a longer period of time.

                  (c) If the holder of an Option under the Plan ceased providing Eligible Services because of permanent and total disability, then such Option may, subject to the provisions herein, be exercised at any time within one year after such termination of Eligible Services pursuant to the terms of the Stock Option Agreement reflecting such Options unless the disabled Optionee could have exercised the Options for a longer period of time.

                  (d) Except as otherwise provided herein an Option may be exercised pursuant to this Plan only to the extent that an Optionee was entitled to otherwise exercise the Option at the time of a termination of Eligible Services, or death, and in any event may not be exercised after the Termination Date.

                  (e) For purposes of this Plan, any employment relationship of an employee of the Company or of a subsidiary corporation of the Company or other entity will be treated as continuing intact while he is on military or sick leave or other bona fide leave or absence (such as temporary employment by the Government) if such leave does not exceed ninety days, if longer, so long as his right to re-employment is guaranteed either by statute or by contract.


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                  12. Exercise of Options.

                  (a) Unless otherwise provided in the Stock Option Agreement, any Option granted under the Plan shall be exercisable in whole at any time, or in part from time to time, prior to expiration. The Board of Directors, in its absolute discretion, may provide in any Stock Option Agreement that the exercise of any Option granted under the Plan shall be subject (i) to such condition or conditions as it may impose, including, but not limited to, a condition that the holder thereof provide Eligible Services for such period or periods of time from the date of grant of the Option, as the Board of Directors or the Committee, in its absolute discretion, shall determine; and (ii) to such limitations as it may impose, including, but not limited to, a limitation that the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000).

                  (b An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (attention of the Secretary or other person designated by the Committee) of written notice of the number of shares with respect to which the Option is being exercised. Such notice shall be accompanied by payment of the full option price of such shares, and payment of such option price shall be made by the holder's delivery of his check payable to the order of the Company. Notwithstanding the foregoing provisions of this Section 10 or any other terms, provisions or conditions of the Plan, upon approval by the full Board of Directors, shares acquired pursuant to the exercise of any Option may be paid for in full at the time of exercise by
(i) the surrender of shares of Common Stock of the Company held by or for the account of the optionee or subject to a Stock Option Agreement at the time of exercise to the extent, in the case of an Incentive Stock Option permitted by subsection (c)(5) of Section 422 of the Code and, with respect to any person who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the "Act"), to the extent permitted by Section 16(b) of that Act and the Rules of the Securities and Exchange Commission, without liability to the Company; (ii) the issuance of a promissory note in compliance with law for a portion of the purchase price; or (iii) such other methods approved by the Board of Directors, in compliance with law and provided that such methods do not disqualify Incentive Stock Options from being treated as such and comply with the provisions of Section 16(b) of the Act . In the case of
(i) above, the fair market value of the surrendered shares shall be determined by the Committee as of the date of exercise as provided herein.

         13. Adjustment Upon Change in Capitalization.

                  (a) In the event that the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split up, combination of shares, stock dividends or the like, an appropriate adjustment shall be made by the Board of Directors in the aggregate number of shares available under the Plan and in the number of shares and option price per share subject to outstanding Options. Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of the Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.


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                  (b) If the Company shall be reorganized, consolidated or
merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the holder of an Option shall be entitled to receive upon the exercise of such Option (the timing of which, as set forth in Section 11, is in the discretion of the Board of Directors) the same number and kind of shares of stock or the same amount of property, cash or securities as the holder would have been entitled to receive upon the happening of any such corporate event as if the holder had been, immediately prior to such event, the holder of the number of shares covered by such Option; provided, however, that in such event the Board of Directors shall have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted hereunder from being disqualified as an "incentive stock option" under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

         14. Further Conditions of Exercise.

                  (a) Unless prior to the exercise of an Option the shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the Option to the Company to the effect that such shares are being acquired for investment and not with a view to the resale or distribution thereof or such other documentation as may be required by the Company unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with such Act.

                  (b) The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualifications and compliance.

         15. Effectiveness of the Plan. The Plan was originally adopted by the Board of Directors on November 30, 2001. The Plan shall be subject to approval by the affirmative vote of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purposes, or by written consent, prior to date, which is within one year of adoption of the Plan by the Board of Directors. In the event such stockholder approval is withheld or otherwise not received on or before the latter date, the Plan and all Options, which may have been granted thereunder shall become null and void.

         16. Termination, Modification and Amendment.

                  (a) The Plan (but not Options previously granted under the Plan) shall terminate on November 30, 2011, which is within ten years of the date of its adoption by the Board of Directors, or sooner as hereinafter provided, and no Option shall be granted after the termination of the Plan.

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                  (b) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose.

                  (c) The Board of Directors may at any time, on or before the termination date referred to in Section 15(a) hereof, terminate the Plan, or from time to time make such modifications or amendments to the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding wholly owned shares of the Company present in person or by proxy increase (except as provided by Section 12 hereof) the maximum number of shares as to which Incentive Stock Options may be granted, or change the designation of the employees or class of employees eligible to receive Incentive Stock Options.

                  (d) No termination, modification or amendment of the Plan may, without the consent of the individual to whom an Option shall have been previously granted, adversely affect the rights conferred by such Option.

         17. Not a Contract of Employment. Nothing contained in the Plan or in any Stock Option Agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ or service of the Company or a subsidiary corporation of the Company.

         18. Indemnification of Board of Directors or Committee. In addition to such other rights of indemnification as they may have, the members of the Board of Directors or the Committee, as the case may be, shall be indemnified by the Company to the fullest extent permitted under applicable law against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding, the member or members of the Board of Directors or the Committee, as the case may be, shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such member or members undertake to defend the same on their own behalf.

         19. Definitions. For purposes of the Plan, the terms "parent corporation" and "subsidiary corporation" shall have the same meanings as set forth in Sections 425(e) and 425(f) of the Code, respectively, and the masculine shall include the feminine and the neuter as the context requires.

         20. Governing Law. The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of Florida.